                                                                       Exhibit 3
                                                                       ---------

NATIONSBANK OF TEXAS, N.A.

                                     FORM OF
                                PLEDGE AGREEMENT
                                ----------------

                                                          Date November 22, 1994

  Between:                                and
================================================================================
BANK:  (SECURED PARTY)                         PLEDGOR:

NATIONSBANK OF TEXAS, N.A.                     __________________________
901 Main, 19th Floor                           8080 N. Central Expressway
Dallas, Dallas County, Texas 75202             Suite 1300
                                               Dallas, Texas 75206

 (address including county)
================================================================================
 Pledgor Is [_] Individual   [_] Corporation   [x] Partnership   [_] Other _____
--------------------------------------------------------------------------------
 Address is Pledgor's: [_] Residence  [X] Place of Business [_] Chief Executive
                                                                Office if more
                                                                than one place
                                                                of business
================================================================================

     (This Agreement contains some provisions preceded by boxes. Mark only those boxes beside provisions which will be applicable to this transaction. A box which is not marked means that the provision beside it is not applicable to this transaction.)

A. Security Interest. For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor pledge, assign and grant to Bank a security interest and lien in the Collateral (hereinafter defined) to secure the payment and performance of the Obligation (hereinafter defined).

B.   Collateral. The security interest is granted in the following
("Collateral"):

1.

[X] SPECIFIC SECURITIES: The following securities, together with all securities hereafter delivered to Bank in substitution for or in addition to those securities: _______ shares of common stock, $.10 par value, of Michaels Stores, Inc. The parties acknowledge that Pledgor may from time to time provide additional shares of stock of Michaels Stores, Inc. or Sterling Software, Inc. as collateral hereunder.

[_] AGENCY ACCOUNT: All of Pledgor's property now or hereafter held in account(s) number ("Account") by the Trust Group of NationsBank of Texas, N.A. ("Agent") as agent or custodian for Pledgor under an agreement for custody, investment management, investment advisory or similar services between Pledgor and the Agent, specifically including but not limited to all documents, instruments, ordinary goods, certificates of title, general intangibles, chattel paper, mineral interests, certificated and uncertificated securities, securities in book-entry form, mutual funds, U.S. government and state obligations, deposit accounts and cash (but excluding collective investment funds and anything construed as real property under applicable state law).

[_]  BROKERAGE ACCOUNT: All of Pledgor's property now or hereafter held by
     __________________ ("Broker") in cash account number(s) ___________________
     ("Account") pursuant to the terms of any agreement for custody, investment management, investment advisory or similar services between Broker and Pledgor, specifically including but not limited to all documents, instruments, general intangibles, certificated and uncertificated securities, securities in book-entry form, mutual funds, U.S. government and state obligations, deposit accounts and cash.

[_]  OTHER:


2. Proceeds. All additions, substitutes and replacements for and proceeds of the above Collateral (including all income and benefits resulting from any of the above, such as dividends payable or distributable in cash, property or stock; interest, premium and principal payments; redemption proceeds and subscription rights; and shares or other proceeds of conversions or splits of any securities in Collateral). Any securities received by Pledgor which shall comprise such additions, substitutes and replacements for, or proceeds of, the Collateral, shall be held in trust for Bank and shall be delivered immediately to Bank. Any cash proceeds shall be held in trust for Bank and upon request shall be delivered immediately to Bank.

3. Deposit Accounts. The balance of every deposit account of Pledgor maintained with the Bank and any other claim of Pledgor against Bank, now or hereafter existing, liquidated or unliquidated, and all money, instruments, securities, documents, chattel paper, credits, claims, demands, income, and any other property, rights and interests of Pledgor which at any time shall come into the possession or custody or under the control of Bank or any of its agents, affiliates or correspondents, for any purpose, and the proceeds of any thereof. Bank shall be deemed to have possession of any of the Collateral in transit to or set apart for it or any of its agents, affiliates or correspondents.

It is contemplated by the parties that Pledgor shall provide additional collateral from time to time hereunder as additional security for the Obligation, and may from time to time with the prior written consent of Bank sell or otherwise dispose of any Collateral provided that Pledgor provides Bank with substitute collateral. At the time of each addition or substitution of Collateral, the securities added or substituted shall be set forth on a Pledge Certificate, substantially in the form of Schedule I attached hereto (the "Pledge Certificate") delivered to Bank on or before any advances requested in connection therewith shall be made and such additional and/or substituted Collateral and the security interest granted to Bank therein shall be completed to the satisfaction of Bank. All such additional and/or substituted Collateral shall be Collateral for purposes of this Agreement, and shall secure the Obligation in the same manner as the Collateral for which it is added to and/or substituted.

C.   Obligation

1. Description of Obligation. The following obligations ("Obligation") are secured by this Agreement:

     a. [_] All Debt: All debts, obligations, liabilities and agreements of Pledgor to Bank, now or hereafter existing, arising directly or indirectly between Pledgor and Bank whether absolute or contingent, joint or several, secured or unsecured, due or not due, liquidated or unliquidated, arising by operation of law or otherwise, and all renewals, extensions or rearrangements of any of the above;

        [x] Promissory Note: All debt arising under promissory note dated November 22, 1994 in the principal face amount of $__________ executed by Pledgor and payable to the order of Bank, and any and all renewals, extensions and rearrangements thereof.

     b. All costs incurred by Bank to obtain, preserve, perfect and enforce this Agreement and maintain, preserve, collect and realize upon the Collateral;

     c. All expenses of the Bank, including fees and expenses of the Bank's counsel, incident to the enforcement of payment of the Obligation;

     d. All amounts which may be owed by Pledgor to Bank pursuant to that certain Guaranty Agreement of even date herewith by Pledgor and certain other guarantors named therein with respect to indebtedness of Maverick Entrepreneurs Fund, Ltd.; and

     e. Interest on the above amounts as agreed between Bank and Pledgor.

In the event any amount paid to Bank on any Obligation is subsequently recovered from Bank in or as a result of any bankruptcy, insolvency or fraudulent conveyance proceeding involving an obligor of the Obligation other than Pledgor, Pledgor shall be liable to Bank for the amounts so recovered up to the fair market value of the Collateral whether or not the Collateral has been released or the security interest terminated. In the event the Collateral has been released or the security interest terminated, the fair market value of the Collateral shall be determined, at Bank's option, as of the date the Collateral was released, the security interest terminated, or said amounts were recovered.

2. Use of Proceeds. The proceeds of any indebtedness or obligation secured by the Collateral [x] may be [_] will not be (check one box) used directly or indirectly to purchase or carry any "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System, or extend credit to or invest in other parties for the purpose of purchasing or carrying any such "margin stock," or to reduce or retire any indebtedness incurred for such purpose or otherwise in a manner which would violate Regulations G, T or U.

D. Pledgor's Warranties. Pledgor hereby represents and warrants to Bank as follows:

1. Financing Statements. Except as may be noted by schedule attached hereto and incorporated herein by reference, no financing statement covering the Collateral is or will be on file in any public office, except the financing statements relating to this security interest, and no security interest, other than the one herein created, has attached or been perfected in the Collateral or any part thereof.

2. Ownership. Pledgor owns, or will use the proceeds of any loans by Bank to become the owner of, the Collateral free from any setoff, claim, restriction, lien, security interest or encumbrance except liens for taxes not yet due and payable and the security interest hereunder.

3. Claims of Pledgor on Collateral. All account debtors and other obligors whose debts or obligations are part of the Collateral have no right to setoffs, counterclaims or adjustments, and no defenses in connection therewith.

4. Power and Authority. Pledgor has full power and authority to make this Agreement, and all necessary consents and approvals of any persons, entities, governmental or regulatory authorities and securities exchanges have been obtained to effectuate the validity of this Agreement.

5. Solvency of Pledgor. The fair market value of Pledgor's assets exceeds its liabilities; Pledgor is currently paying its debts as the same become due; the execution of this Agreement and the pledge of the Collateral hereunder will not render Pledgor insolvent; and Pledgor, in entering into this Agreement and performing its obligations hereunder, has no intent to hinder, delay or defraud any of its creditors.

E. Pledgor's Covenants. Until full payment and performance of all of the Obligation and termination or expiration of any obligation or commitment of Bank to make advances or loans to Borrower, unless Bank otherwise consents in writing:

1. Obligation and This Agreement. Pledgor shall perform all of its agreements herein and in any other agreements between it and Bank.

2. Ownership of Collateral. Pledgor shall defend the Coll ateral against all claims and demands of all persons at any time claiming any interest therein adverse to Bank. Pledgor shall keep the Collateral free from all liens and security interests except those for taxes not yet due and payable and the security interest hereby created.

3. Bank's Costs. Pledgor shall pay all costs necessary to obtain, preserve, perfect, defend and enforce the security interest created by this Agreement, collect the Obligation, and preserve, defend, enforce and collect the Collateral, including but not limited to taxes, assessments, reasonable attorney's fees, legal expenses and expenses of sales. Whether Collateral is or is not in Bank's possession, and without any obligation to do so and without waiving Pledgor's default for failure to make any such payment, Bank at its option may pay any such costs and expenses and discharge encumbrances on Collateral, and such payments shall be a part of the Obligation and bear interest at the rate set out in the Obligation. Pledgor agrees to reimburse Bank on demand for any costs so incurred.

4. Information and Inspection. Pledgor shall (i) promptly furnish Bank any information with respect to Collateral requested by Bank that is otherwise publicly available pursuant to reporting requirements under the Security Exchange Act of 1934; (ii) allow Bank or its representatives to inspect and copy, or furnish Bank or its representatives with copies of, all records relating to the Collateral and the Obligation; and (iii) promptly furnish Bank or its representatives with any other information Bank may reasonably request.

5. Additional Documents. Pledgor shall sign and deliver any papers furnished by Bank which are necessary or desirable in the judgment of Bank to obtain, maintain and perfect the security interest hereunder and to enable Bank to comply with any federal or state law in order to obtain or perfect Bank's interest in Collateral or to obtain proceeds of Collateral.

6. Right of Bank to Notify Debtors. At any time Pledgor is in default hereunder, Bank may notify persons obligated on any Collateral to make payments directly to Bank and Bank may take control of all proceeds of any Collateral. Until Bank elects to exercise such rights, Pledgor, as agent of Bank, shall collect and enforce all payments owed on Collateral.

7. Notice of Changes. Pledgor will notify Bank immediately of (i) a change in Pledgor's place of business, or (ii) the occurrence of an event of default as defined herein.

8. Possession of Collateral. Pledgor shall deliver a copy of this Agreement (or other notice acceptable to Bank) to any Broker, financial intermediary, or any other person in possession of any of the Collateral or on whose books the interest of Pledgor in the Collateral appears, and such delivery shall constitute notice to such person of Bank's security interest in the Collateral and shall constitute Pledgor's instruction to such person to note the Bank's security interest on their books and records, or deliver to Bank certificates or other evidence of the Collateral promptly upon Bank's request. Pledgor will deliver all investment securities and other instruments and documents which are a part of the Collateral and in Pledgor's possession to Bank immediately, or if hereafter acquired, immediately following acquisition, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance suitable to Bank.

9. Change of Name/Status. Pledgor shall give the Bank at least 30 days' prior written notice of a name change, change in corporate status, use of any trade name or engagement in any business in which it was not engaged on the date of this Agreement.

10. Change of Partnership Agreement. Without the prior consent of Bank, Pledgor shall not permit any amendment or modification of its Partnership Agreement or a change in its general partner.

11. Borrowings. Pledgor shall not create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt of another, or otherwise) except for debt incurred in the ordinary course of Pledgor's business.

12. Power of Attorney. Pledgor appoints Bank and any officer thereof as Pledgor's attorney-in-fact with full power in Pledgor's name and on Pledgor's behalf to do following an event of default hereunder every act which Pledgor is obligated to do or may be required to do hereunder; however, nothing in this paragraph shall be construed to obligate Bank to take any action hereunder nor shall Bank be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest and shall not be terminable as long as the Obligation is outstanding and shall not terminate on the disability or incompetence of Pledgor. Without limiting the generality of the foregoing, Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any dividend, interest payment or other distribution payable in respect of the Collateral or any part thereof.

13. Other Parties and Other Collateral. No renewal or extensions of or any other indulgence with respect to the Obligation or any part thereof, no modification of the documents(s) evidencing the Obligation, no release of any security, no release of any person (including any maker, indorser, guarantor or surety) liable on the Obligation, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of Bank under any law, hereunder, or under any other agreement pertaining to the Collateral. Bank need not file suit or assert a claim for personal judgment against any person for any part of the Obligation or seek to realize upon any other security for the Obligation, before foreclosing or otherwise realizing upon the Collateral. Pledgor waives any right that can be waived to the benefit of or to require or control application of any other security or proceeds thereof, and agrees that Bank shall have no duty or obligation to Pledgor to apply to the Obligation any such other security or proceeds thereof.

14. Waivers by Pledgor. Except as may be required hereunder or in any other document with respect to the Obligation, Pledgor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Obligation; waives presentment, demand, notice of dishonor, and protest; waives notice of the amount of the Obligation outstanding at any time, notice of any change in financial condition of any person liable for the Obligation or any part thereof, notice of any event of default, notice of intent to accelerate, notice of acceleration and all other notices respecting the Obligation; and agrees that maturity of the Obligation and any part thereof may be accelerated, extended or renewed one or more times by Bank in its discretion, without notice to Pledgor. Pledgor waives any right to require that any action be brought against any other person (including any other pledgor) or to require that resort be had to any other security or to any balance of any deposit account. Pledgor further waives any right of subrogation or to enforce any right of action against any other pledgor or obligor until the Obligation is paid in full.

15. Additional Provisions. If one or more Riders to this Agreement are executed by Pledgor, the covenants and provisions of each such Rider shall be incorporated by reference into this Agreement. (check applicable boxes)

   [_] Collateral Maintenance Rider: Pledgor agrees to maintain collateral in accordance with the terms of the Collateral Maintenance Rider attached hereto and made a part hereof for all purposes.

   [x] Rule 144 Rider: The Collateral is comprised in whole or in part of Control and/or Restricted Stock, which shall be subject to the additional terms and provisions described on the Rule 144 Rider attached hereto and made a part hereof for all purposes.

F. Rights and Powers of Bank

1. General. Bank, before or after default, without liability to Pledgor may: take control of proceeds, including stock received as dividends or by reason of stock splits; release Collateral in its possession to any Pledgor, temporarily or otherwise; require additional Collateral; reject as unsatisfactory any property hereafter offered by Pledgor as Collateral; take control of funds generated by the Collateral, such as cash dividends, interest and proceeds, and use same to reduce any part of the Obligation and exercise all other rights which an owner of such Collateral may exercise, except the right to vote or dispose of Collateral before an event of default; and at any time transfer any of the Collateral or evidence thereof into its own name or that of its nominee. Bank shall not be liable for failure to collect any account or instruments, or for any act or omission on the part of Bank, its officers, agents or employees, except for its or their own willful misconduct or gross negligence. The foregoing rights and powers of Bank will be in addition to, and not a limitation upon, any rights and powers of Bank given by law, elsewhere in this Agreement, or otherwise.

2. Convertible Collateral. Bank may present for conversion any Collateral which is convertible into any other instrument or investment security or a combination thereof with cash, but Bank shall not have any duty to present for conversion any Collateral unless it shall have received from Pledgor detailed written instructions to that effect at a time reasonably far in advance of the final conversion date to make such conversion possible.

G. Default.

1. Event of Default. An event of default shall occur if Pledgor or any other obligor on all or part of the Obligation shall fail following any applicable cure period to timely and properly pay or observe, keep or perform any term, covenant, agreement or condition in this Agreement or in any other agreement between Pledgor and Bank or between Bank and any other obligor on the Obligation, including in any other note or instrument, loan agreement, security agreement, deed of trust, mortgage, promissory note, assignment or other agreement or instrument concerning the Obligation.

2. Rights and Remedies. If any event of default shall occur, then, in each and every such case, Bank may, without (a) presentment, demand, or protest, (b) notice of default, dishonor, demand, non-payment, or protest, (c) notice of intent to accelerate all or any part of the Obligation, (d) notice of acceleration of all or any part of the Obligation, or (e) notice of any other kind, all of which Pledgor hereby expressly waives (except for any notice required under this Agreement, any other loan document or which may not be waived under applicable law), at any time thereafter exercise and/or enforce any of the following rights and remedies, at Bank's option:

   i. Acceleration. The Obligation shall, at Bank's option, become immediately due and payable, and the obligation, if any, of Bank to permit further borrowings under the Obligation shall at Bank's option immediately cease and terminate.

   ii. Liquidation of Collateral. Sell, or instruct any Agent or Broker to sell, all or any part of the Collateral in a public or private sale, direct any Agent or Broker to liquidate all or any part of any Account and deliver all proceeds thereof to Bank, and apply all proceeds to the payment of any or all of the Obligation in such order and manner as Bank shall, in its discretion, choose.

      iii. Uniform Commercial Code. All of the rights, powers and remedies of a secured creditor under the Uniform Commercial Code as adopted in the jurisdiction to which Bank is subject under this Agreement (the "UCC").

      iv. Right of Set Off. Without notice or demand to Pledgor, set off and apply against any and all of the Obligation any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness, at any time held or owing by the Bank to or for the credit of the account of Pledgor.

      Pledgor specifically understands and agrees that any sale by Bank of all or part of the Collateral pursuant to tnk terms of this Agreement may be effected by Bank at times and in manners which could result in the proceeds of such sale as being significantly and materially less than might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases Bank and its officers and representatives from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale.

      If, in the opinion of Bank, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, Bank may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by Bank shall be deemed "commercially reasonable."

H. General

1. Parties Bound. Bank's rights hereunder shall inure to the benefit of its successors and assigns, and in the event of any assignment or transfer of any of the Obligation or the Collateral, Bank thereafter shall be fully discharged from any responsibility with respect to the Collateral so assigned or transferred, but Bank shall retain all rights and powers hereby given with respect to any of the Obligation or Collateral not so assigned or transferred. All representations, warranties and agreements of Pledgor are joint and several and all shall be binding upon the successors and assigns of Pledgor.

2. Waiver. No delay of Bank in exercising any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. No waiver by Bank of any right hereunder or of any default by Pledgor shall be binding upon Bank unless in writing, and no failure by Bank to exercise any power or right hereunder or waiver of any default by Pledgor shall operate as a waiver of any other or further exercise of such right or power or of any further default. Each right, power and remedy of Bank as provided for herein or in any of the loan documents, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by Bank of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Bank of any or all other such rights, powers or remedies.

3. Agreement Continuing. This Agreement shall constitute a continuing agreement, applying to all future as well as existing transactions, whether or not of the character contemplated at the date of this Agreement, and if all transactions between Bank and Pledgor shall be closed at any time, shall be equally applicable to any new transactions thereafter. Provisions of this Agreement, unless by their terms exclusive, shall be in addition to other agreements between the parties. Time is of the essence of this Agreement.

4. Definitions. Unless the context indicates otherwise, definitions in the UCC apply to words and phrases in this Agreement; if a conflict exists between UCC definitions and words and phrases herein, UCC definitions shall apply.

5. Notice. Except as otherwise provided in this Agreement, any notices of communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) the day it is personally delivered, if delivered by hand or expedited delivery service, or (ii) five days after it is mailed, if sent by certified or registered mail.

7. Modifications. No provision hereof shall be modified or limited except by a written agreement expressly referring hereto and to the provisions so modified or limited and signed by Pledgor and Bank. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

8. Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any loan document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

9. Gender and Number. Where appropriate, the use of one gender shall be construed to include the others or any of them; and the singular number shall be construed to include the plural, and vice versa.

10. Applicable Law and Venue. This Agreement has been delivered in the State of Texas and shall be construed in accordance with the laws of the State of Texas (except for its conflict of laws principles). It is performable by Pledgor in the county or city of Bank's address set out above and Pledgor expressly waives any objection as to venue in any such location. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

11. Financing Statement. To the extent permitted by applicable law, a carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral shall be sufficient as a financing statement.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original, but all of which shall constitute one and the same instrument. As used herein "this Agreement" shall include all attachments and addenda.

13. BINDING ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

A.  SPECIAL RULES  THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF DALLAS,
    -------------
    TEXAS AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

B.  RESERVATIONS OF RIGHTS  NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO (I)
    ----------------------
    LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. AT BANK'S OPTION, FORECLOSURE UNDER A DEED OF TRUST OR MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: THE EXERCISE OF A POWER OF SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL SALE UNDER THE DEED OF TRUST OR MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

14. NOTICE OF FINAL AGREEMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

BANK/SECURED PARTY:                                 PLEDGOR:

NationsBank of Texas, N.A.                          ----------------------------

-------------------

By:                                          By:
    ------------------------------------        --------------------------------
    Marta O. Engram                             ---------------------
    Vice President, Private Banking             ---------------------

                                   SCHEDULE I

                               PLEDGE CERTIFICATE

     Reference is hereby made to that certain Pledge Agreement dated as of November 22, 1994 ("Pledge Agreement"), between ________________________________
("Pledgor"), and NationsBank of Texas, N.A., a national banking association ("Bank"). This Pledge Certificate is delivered pursuant to Paragraph B of the Pledge Agreement. All capitalized terms used and not otherwise defined herein shall have their respective meanings as set forth in the Pledge Agreement.

     Pledgor hereby certifies that concurrently with the delivery of this Pledge Certificate,

     [_] Pledgor is delivering to Bank the following items of Collateral as additional Collateral for the Obligation (collectively, the "Additional Collateral"):

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     [_] Pledgor is selling or otherwise disposing of the following items of Collateral:


     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     and Pledgor is delivering to Bank the following items of Collateral being substituted therefor:

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------
     (collectively, the "Substituted Collateral").

     Pledgor hereby acknowledges that Pledgor has granted to Bank a security interest in the Additional Collateral and/or Substituted Collateral pursuant to the Pledge Agreement to secure the Obligation and that the Collateral covered by the Pledge Agreement includes, without limitation, the Substituted Collateral and Additional Collateral. Pledgor hereby represents and warrants that all of the representations and warranties contained in the Pledge Agreement are true and correct, including with respect to the Additional Collateral and Substituted Collateral, on the date hereof as though made as of the date hereof.

         EXECUTED this _____ day of ______________________, 19___.


                                             -----------------------------------

                                             By:
                                                --------------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                      --------------------------